Exhibit 99.1

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

FOR RELEASE — November 8, 2011 — 9:00 am (EST)

American Electric Technologies Reports Third Quarter Profit

Domestic and Foreign JV Operating Income Improves $1.9 Million from Q2 2011

HOUSTON, November 8, 2011, American Electric Technologies, Inc. (NASDAQ: AETI), a leading global provider of power delivery solutions for the traditional and renewable energy industries, today reported financial results for the three months and nine months ended September 30, 2011.

Revenue for the quarter was $13.7 million, an increase of 31% versus the same quarter 2010 and up 20% versus Q2 2011. Revenue for the nine month period ended September 30, 2011 was $37.2 million up $8.8 million or 31% versus the same period 2010.

Operating income from domestic operations was $52,000, up $1.3 million from Q2 2011 and up $0.9 million from the prior year’s third quarter. Domestic operating income for the nine months ended September 30, 2011 improved $1.9 million from 2010.

“We were pleased in the quarter to achieve company profitability based on our improvement from both domestic and foreign JV operations,” said AETI’s CEO Charles Dauber.

Unconsolidated international joint venture revenue was $22.4 million in the quarter, up $13.1 million, or 140%, from Q2, and up $10.5 million, or 88% from the same period in 2010. For the nine months of 2011, unconsolidated international joint revenue was $50.2 million, up 128% versus the same period 2010. The Company reports its results from unconsolidated international joint ventures as equity income.

“Our global land drilling power systems business continues to see strong growth in the shale gas markets and we remain positive about the great opportunities in our key global energy markets such as China and in Brazil,” commented Dauber.

AETI’s foreign joint venture equity income, net of expenses, for the quarter improved by $0.6 million to $0.7 million from Q2 2011 and was up $0.3 million compared with the same period in 2010. For the nine months, AETI’s net foreign joint venture equity income was $1.0 million in 2011, compared with net joint venture equity income of $1.1 million in 2010.

For the third quarter, the Company reported net income of $0.4 million, or $0.04 per diluted earnings per share. This compares to the prior quarter and prior year’s comparative period’s loss per diluted share of $0.09 and $0.04, respectively.

Also in the quarter the company announced two new models of its 1000 Volt Integrated Solar Inversion Station (ISIS™). The new 1.5 MW ISIS and the 38KV utility interconnect system enables ISIS to maintain its leadership position as the best solar inverter for the most challenging utility-scale solar applications.

The Company’s backlog as of September 30, 2011, was $22.7 million compared to $15.7 million as of June 30, 2011 and compared to $12.2 million at September 30, 2010.”As we move toward the end 2011 and the start of a new year, we are also bolstered by a significant increase in our domestic backlog as compared to 2010,” reported Dauber.

The following represents the Company’s domestic operations by segment (unaudited, in thousands):

	Three Months Ended September 30,
	2011		2010
Revenue
TP&S	$8,123		$5,688
E&I	3,561		2,824
AAT	2,020		1,960

Total	$13,704		$10,472

Gross Profit
TP&S	$1,487	18%	$304	5%
E&I	214	6%	215	8%
AAT	482	24%	524	27%

Total	$2,183	16%	$1,043	10%

Income (loss) from domestic operations:
TP&S	$917	11%	$(327)	-6%
E&I	214	6%	215	8%
AAT	66	3%	167	9%
G&A	(1,145)		(916)

Total	$52	0%	$(861)	-8%

The following represents the unconsolidated revenues of our international joint ventures, in U.S. dollars (unaudited, in thousands):

Unconsolidated international JV revenue

BOMAY	$19,681	88%	$11,314	95%
MIEFE	1,189	5%	619	5%
AAG	1,531	7%	—	0%

Total	$22,401	100%	$11,933	100%

The following represents the Company’s net foreign JV equity income and expenses and Income (loss) from domestic operations and net equity from foreign JVs (unaudited, in thousands):

Equity income from foreign JVs	$822	$489
Joint venture management expenses	(113)	(97)

Net equity income from foreign JVs	$709	$392

Income (loss) from domestic operations and net equity income from foreign JVs	$761	$(469)

The following represents the Company’s domestic operations by segment (unaudited, in thousands):

	Nine Months Ended September 30,
	2011		2010
Revenue
TP&S	$19,907		14,874
E&I	11,839		8,511
AAT	5,454		5,032

Total	$37,200		$28,417

Gross Profit
TP&S	$2,830	14%	$318	2%
E&I	830	7%	685	8%
AAT	1,227	22%	1,147	23%

Total	$4,887	13%	$2,150	8%

Income (loss) from domestic operations:
TP&S	$983	5%	$(1,553)	-10%
E&I	830	7%	685	8%
AAT	55	1%	122	2%
G&A	(3,689)		(2,969)

Total	$(1,821)	-5%	$(3,715)	-13%

The following represents the unconsolidated revenues of our international joint ventures, in U.S. dollars (unaudited, in thousands):

Unconsolidated international JV revenue

BOMAY	$45,624	91%	$19,986	91%
MIEFE	2,421	5%	2,060	9%
AAG	2,181	4%	0	0%

Total	$50,226	100%	$22,046	100%

The following represents the Company’s net foreign JV equity income and expenses and Income (loss) from domestic operations and net equity from foreign JVs (unaudited, in thousands):

Equity income from foreign JVs	$1,320	$1,412
JV management related expenses	(359)	(320)

Net equity income from foreign JVs	$961	$1,092

Income (loss) from domestic operations and net equity income from foreign JVs	$(860)	$(2,623)

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	(Unaudited) September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$1,871	$1,364
Accounts receivable-trade, net of allowance of $453 and $499 at September 30, 2011 and December 31, 2010, respectively	10,198	8,922
Accounts receivable other	73	120
Inventories, net	5,131	3,820
Costs and estimated earnings in excess of billings on uncompleted contracts	2,208	3,487
Prepaid expenses and other current assets	137	238
Deferred income taxes	679	656

Total current assets	20,297	18,607
Property, plant and equipment, net	4,326	4,705
Advances to and investments in joint ventures	8,924	8,375
Other assets, net	93	162
Deferred tax asset	2,689	2,328

Total assets	$36,329	$34,177

	(Unaudited) September 30, 2011	December 31, 2010
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,436	$3,926
Accrued payroll and benefits	1,240	916
Other accrued expenses	532	539
Billings in excess of costs and estimated earnings on uncompleted contracts	1,957	1,056
Short-term notes payable	144	194

Total current liabilities	8,309	6,631
Notes payable	5,106	4,221
Deferred compensation	305	399

Total liabilities	13,720	11,251

Stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 7,825,787 and 7,752,965 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	8	8
Additional paid-in capital	8,072	7,845
Accumulated other comprehensive income	838	692
Retained earnings; including accumulated statutory reserves in equity method investments of $1,116 and $945 at September 30, 2011 and December 31, 2010, respectively	13,691	14,381

Total stockholders’ equity	22,609	22,926

Total liabilities and stockholders’ equity	$36,329	$34,177

The accompanying notes are an integral part of the condensed consolidated financial statements.

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Unaudited

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue, net	$13,704	$10,472	$37,200	$28,417
Cost of sales	11,521	9,429	32,313	26,267

Gross profit	2,183	1,043	4,887	2,150

Operating expenses:
General and administrative	1,351	1,099	4,267	3,471
Selling	619	532	1,844	1,700
Research and development	161	273	597	694

Total operating expenses	2,131	1,904	6,708	5,865

Income (loss) from domestic operations	52	(861)	(1,821)	(3,715)

Equity income from foreign joint ventures	822	489	1,320	1,412

Joint venture management related expenses	(113)	(97)	(359)	(320)

Net equity income from foreign joint ventures	709	392	961	1,092

Income (loss) from domestic operations and equity income from foreign joint ventures	761	(469)	(860)	(2,623)

Other income (expenses):
Interest expense	(52)	(40)	(132)	(99)

Other, net	(27)	(12)	(50)	(188)

Total other income (loss)	(79)	(52)	(182)	(287)

Income (loss) before income tax expense (benefit)	682	(521)	(1,042)	(2,910)

Provision (benefit) for income taxes	323	(181)	(352)	(1,017)

Net income (loss)	$359	$(340)	$(690)	$(1,893)

Earnings (loss) per common share:
Basic	$0.05	$(0.04)	$(0.09)	$(0.24)
Diluted	$0.04	$(0.04)	$(0.09)	$(0.24)

Weighted-average shares:
Basic	7,825,574	7,749,091	7,808,658	7,737,816
Diluted	8,081,843	7,944,068	8,051,905	7,924,659

The accompanying notes are an integral part of the condensed consolidated financial statements.

Detailed information of the financial results for three and nine months ended September 30, 2011 is included in the Company’s quarterly report on Form 10-Q which will be filed with the Securities and Exchange Commission on or before November 14, 2011.

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Conference Call AETI will conduct a conference call at 4:00 p.m. EST on Tuesday, November 8, 2011, to discuss the results with analysts, investors and other interested parties. Individuals wishing to participate in the conference call should dial 1-888-601-3873, confirmation code 170205, in the United States or 1-913-312-1493, confirmation code 170205, from outside the United States.

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American Electric Technologies, Inc. (NASDAQ:AETI) is a premium leading global provider of power delivery solutions to the traditional and renewable energy industries. AETI offers M&I Electric™ power distribution and control products, electrical services, and E&I Construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, TX, Keystone Heights, FL, and Bay St. Louis, MS. In addition, AETI has minority interests in three joint ventures which have facilities located in Xian, China, Singapore and Macae, Brazil. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

Forward Looking Statements Except for the historical and present factual information contained herein, the matters set forth in this document, including statements regarding the anticipated results of our international joint ventures are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. There are many risks, uncertainties and other factors that can prevent the achievement of our goals or cause results to differ from those expressed or implied by these forward-looking statements including, without limitation, the risks inherent in doing business outside of the U. S. such as political, social and economic instability, currency fluctuations and conversion restrictions. These and other risks which may impact management’s expectations are described in greater detail in filings made by the Company with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the anticipated results expressed or implied herein will not be realized.

Media Contacts:	Investor Contacts:
Molly Smith	Frances P. Hawes

msmith@wardcc.com	investorrelations@aeti.com

713-869-0707	713-644-8182